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Exhibit 21

SUBSIDIARIES OF THE SERVICEMASTER COMPANY

        As of December 31, 2008, ServiceMaster had the following subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
667217 Ontario Limited	Canada
American Home Shield Corporation	Delaware
American Home Shield of Arizona, Inc.	Arizona
American Home Shield of California, Inc.	California
American Home Shield of Florida, Inc.	Florida
American Home Shield of Iowa, Inc.	Iowa
American Home Shield of Maine, Inc.	Maine
American Home Shield of Nevada, Inc.	Nevada
American Home Shield of Texas, Inc.	Texas
American Home Shield of Virginia, Inc.	Virginia
American Home Shield of Washington, Inc.	Washington
American Residential Services Holding L.L.C.	Delaware
AmeriSpec, Inc.	Delaware
Certified Systems, Inc.	Texas
D. R. Church Landscape Co., Inc.	Illinois
FM Medic LLC	Delaware
Furniture Medic Limited Partnership	Delaware
GreenLawn, Ltd.	Canada
Home Shield Insurance Agency, Inc.	California
InStar Services Group, Inc.	Delaware
Merry Maids Limited Partnership	Delaware
Minnesota Lawn Maintenance, Inc.	Minnesota
MM Maids L.L.C.	Delaware
New Jersey Home Shield Corporation	New Jersey
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Petgar Holdings, Inc.	Canada
Schumacher Landscaping, Inc.	Massachusetts
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Brands L.L.C.	Vermont
ServiceMaster Brands Management L.L.C.	Delaware
ServiceMaster BSC L.L.C.	Delaware
ServiceMaster Consumer Services, Inc.	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware
ServiceMaster Employer Services, Inc.	Delaware
ServiceMaster Funding Company LLC	Delaware
ServiceMaster Gift L.L.C.	Florida
ServiceMaster Holding Corporation	Delaware
ServiceMaster International Holdings, Inc.	Delaware
ServiceMaster Limited	England
ServiceMaster Management Corporation	Delaware
ServiceMaster of Canada Limited	Canada
ServiceMaster Pacific Rim Expansion LLC	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster Residential/Commercial Services Limited Partnership	Delaware
Servicios de Plagas Terminix, S.A. de C.V.	Mexico

Subsidiary	State or Country of Incorporation or Organization
SiteService L.L.C.	Delaware
SM Clean L.L.C.	Delaware
Snow Removers L.L.C.	Delaware
Steward Insurance Company	Vermont
Terminix International, Inc.	Delaware
Terminix International, S.A.	Mexico
The ServiceMaster Acceptance Company Limited Partnership	Delaware
The ServiceMaster Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware
TruGreen Companies L.L.C.	Delaware
TruGreen Home Landscape Services, L.L.C.	Delaware
TruGreen LandCare, a California general partnership	California
TruGreen LandCare L.L.C.	Delaware
TruGreen LandCare of Alabama L.L.C.	Delaware
TruGreen LandCare of Nevada L.L.C.	Delaware
TruGreen Limited Partnership	Delaware
TruGreen, Inc.	Delaware
TSI Staffing, Inc.	Texas

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  Exhibit 21